Exhibit 10.77

THIS SUPPLEMENTAL LETTER AMENDMENT (THIS "AGREEMENT") is made on 28 October 1999

BETWEEN

TRITON ASIA HOLDINGS, INC., a company incorporated under the laws of the Cayman Islands, whose principal place of business is at Caledonian House, Mary Street, P.O. Box 1044, George Town, Grand Cayman, the Cayman Islands (TRITON);

ARCO JDA LIMITED, a company incorporated under the laws of the Commonwealth of the Bahamas whose registered office is at #3 Magna Carta Court, P.O. Box, N-4805, Shirley Street, Nassau, Bahamas (ARCO);

TRITON ENERGY LIMITED, a company incorporated under the laws of the Cayman Islands, whose principal place of business is Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, Cayman Islands (the TRITON GUARANTOR); and

ATLANTIC RICHFIELD COMPANY, a company incorporated under the laws of the State of Delaware, U.S.A., whose principal place of business is located at 515 S. Flower Street, Los Angeles, California, 90071 (the ARCO GUARANTOR).

RE:  SHAREHOLDERS  AGREEMENT  DATED  3RD  AUGUST  1998
------------------------------------------------------

Pursuant to a Shareholders Agreement dated 3rd August 1998, ARCO and Triton are shareholders of Triton International Oil Corporation. Triton Oil Company of Thailand and Triton Oil Company of Thailand (JDA) Limited are wholly owned subsidiaries of Triton International Oil Corporation.

Reference is made to the recent discussions regarding the imminent signature of the Gas Sales Agreement. As shareholders of Triton International Oil Corporation, ARCO and Triton wish to record their agreement to the following to supplement the Shareholders Agreement as follows:

1. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meanings as the definitions specified in the Gas Sales Agreement between Malaysia-Thailand Joint Authority and Petronas Carigali (JDA) Sdn., Bhd. and Triton Oil Company of Thailand and Triton Oil Company of Thailand
(JDA) Limited as Sellers and the Buyers for the Supply of Gas from the Block A-18 of the Malaysia-Thailand Joint Development Area (the "Gas Sales Agreement").

2. Subject to the terms and conditions herein, in the event there is a delay to the DCD caused by a delay in obtaining the EIA Approval, Triton shall pay to ARCO an amount equal to one million two hundred and fifty thousand United States dollars (US$1,250,000.00) for every whole calendar month that the DCD is delayed after the EPC30 Date. The EPC30 Date is the date thirty (30) months after the engineering, procurement and construction contract for the Cakerawala Gas Field Development is awarded. These payments shall be capped at a maximum of thirty million United States Dollars (US$30,000,000.00).

3. In its capacity of shareholder of a Seller under the Gas Sales Agreement, ARCO confirms that it will continue to act in good faith and in a diligent, safe and efficient manner in accordance with good and prudent oil field practices and conservation principles generally followed by the international petroleum industry under similar circumstances in proceeding with the construction and installation of facilities enabling the production and delivery of gas to the Buyers in order to meet with Buyers' timing of first gas delivery.

4. Where a payment by Triton to ARCO is due under this Agreement, ARCO will issue demand notices on a monthly basis. Triton will make such payments within thirty (30) days following the demand notices issued by ARCO by wire transfer of immediately available funds to an account specified by ARCO.

5. No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

6. This Agreement may be entered into in any number of counterparts, each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

7. This Agreement shall be governed by and construed in accordance with English law, excluding any conflict of laws principles which would apply the laws of another jurisdiction.

8. The parties irrevocably agree that any disputes in relation hereto shall be submitted to binding arbitration in London conducted in the English language in accordance with the arbitration rules of the International Chamber of Commerce.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized representatives on the date first above written.


SIGNED  by                                 )
for  and  on  behalf  of  TRITON  ASIA     )
HOLDINGS,  INC.                            )


SIGNED  by                                 )
for  and  on  behalf  of  ARCO             )
JDA  LIMITED                               )


SIGNED  by                                 )
for  and  on  behalf  of                   )
TRITON  ENERGY  LIMITED                    )


SIGNED  by                                 )
for  and  on  behalf  of                   )
ATLANTIC  RICHFIELD                        )
COMPANY                                    )